Exhibit 6.8

SECURED PROMISSORY NOTE

$350,000.00	April 22, 2020

FOR VALUE RECEIVED, the undersigned, T STAMP INC., a Delaware corporation (“Debtor”), hereby promises to pay to SECOND CENTURY VENTURES, LLC, an Illinois limited liability company (“Creditor”), or order, the principal amount of this Note, which is Three Hundred Fifty Thousand Dollars ($350.000.00), payable in the manner and on the terms hereinafter set forth, together with interest accrued from the date of this Note on the unpaid principal balance.

1.       Payment.

1.1 Maturity. The unpaid principal amount hereunder, together with any then unpaid and accrued interest thereon and any other amounts payable hereunder, shall be due and payable on the first to occur of: (i) an Event of Default (as defined below), (ii) a Change in Control (as defined below), or (iii) April 22, 2021 (each, a “Maturity Date”).

1.2 Interest. This Note shall accrue interest, from the date hereof until the principal is repaid as provided in Section 1.1, on any unpaid principal balance at the rate of eight percent (8.0%) per annum, compounded monthly. Interest shall be calculated on the basis of actual number of days elapsed based on a year of 360 days. Accrued but unpaid interest shall be payable on the Maturity Date.

1.3 Maximum Interest Rate. Notwithstanding any provision in this Note, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under applicable law shall be deemed to be the laws relating to permissible rates of interest on commercial loans). If any interest payment due hereunder is determined to be in excess of the legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and shall be applied against principal.

1.4 Payments; Allocation of Payments. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds. All payments shall be credited first to interest, fees, costs and expenses then due and the remainder to the principal amount of the Obligations.

2.       Security Interest. Payment and performance of this Note is secured by the Collateral referenced in the Stock Pledge Agreement, dated as of April 22, 2020, by and between the Creditor as pledgee and Tstamp Incentive Holdings, a Wyoming corporation, as pledgor (the “Pledgor”), in a form acceptable to the Creditor (the “Stock Pledge Agreement”).

3.       Default; Demand; Protest.

3.1 The occurrence of an Event of Default shall give rise to the rights and remedies, including the right to accelerate the payment of this Note. The Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, diligence in collection and notices of intention to accelerate maturity, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Creditor on which the Debtor may in any way be liable.

SECURED PROMISSORY NOTE

3.2 Event of Default. For purposes of this Note, any and each of the following shall constitute an “Event of Default”:

(a)                The Debtor shall fail to pay any of the Obligations that become due and payable within five (5) days after the date they are due and payable;

(b)               A Material Adverse Change occurs;

(c)                (i) the Debtor is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) the Debtor begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against the Debtor and not dismissed or stayed within thirty (30) days;

(d)               (i) Any material portion of the assets of the Debtor is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii)  the Debtor is enjoined, restrained, or prevented by court order from conducting a material part of its business; (ii) a judgment or other claim in excess of Fifty Thousand Dollars ($50,000) becomes a lien on any of the Debtor’s assets; or (iv) a notice of lien, levy, or assessment is filed against any of the Debtor’s assets by any government agency and not paid within ten (10) days after the Debtor receives notice;

(e)                A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) shall be rendered against the Debtor and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof; or

(f)                 A Change in Control occurs.

5.       Definitions. As used herein, the following terms shall have the following meanings:

5.1 “Change of Control” means (a) the consolidation or merger of the Debtor into or with any other party in which the stockholders of the Debtor immediately prior to such transaction do not own a majority of the voting power of the Debtor or the surviving entity immediately after such transaction, (b) any transaction or series of related transactions to which the Debtor is a party in which a majority of the Debtor’s voting power is transferred, or (c) the sale by the Debtor of all or substantially all its assets.

5.2 “Collateral” has the meaning assigned to it in the Stock Pledge Agreement.

5.3 “Insolvency Proceeding” is any proceeding by or against the Debtor under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

5.4 “Material Adverse Change” is (a) a material impairment in the perfection or priority of Creditor’s lien in the Collateral or in the value of the Collateral; (b) a material adverse change in the business, operations, condition (financial or otherwise) or prospects of the Debtor and its Subsidiaries, taken as a whole; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

5.5 “Obligations” means all indebtedness, liabilities and obligations of the Debtor to the Creditor under or in connection with this Note and whether now existing or hereafter arising, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing, including any interest that accrues after the commencement of an Insolvency Proceeding.

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5.       Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Debtor and the Creditor.

6.       Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.       Jury Waiver; Jurisdiction and Venue.

7.1 THE DEBTOR AND CREDITOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATED TO THIS NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED, OR WHICH MAY IN THE FUTURE BE DELIVERED, IN CONNECTION WITH THE FOREGOING OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

7.2 THE DEBTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE, WAIVES PERSONAL SERVICE OF PROCESS UPON THE DEBTOR AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL RETURN RECEIPT REQUESTED AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT AS EVIDENCED BY THE RETURN RECEIPT. THE DEBTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

7.3 THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN THIS SECTION. THE DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

7.4 THE DEBTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE DEBTOR’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

8.       Severability. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Debtor and Creditor.

SECURED PROMISSORY NOTE

9.       Creditor Expenses. The Debtor shall pay all Creditor’s expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Note and related documents) incurred through and after the date of this Note, when due; provided that the amount of the attorneys’ fees through the date hereof shall not exceed $5,000.

10.       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Debtor and the Creditor at the addresses as set forth below or at such other address or electronic mail address as the Debtor and the Creditor may designate by ten (10) days advance written notice to the other party hereto:

If to Debtor:	T STAMP INC.
75 5th Street NW, Suite 2299
Atlanta, GA 30308
	Attn:	Gareth Genner
	Phone:	404-806-9906
	Email:	ggenner@truststamp.ai

If to Creditor:	SECOND CENTURY VENTURES, LLC
430 North Michigan Avenue, Ninth Floor
Chicago, IL 60611
	Attn:	Mark Birschback
	Email:	mbirschback@realtor.org

10.       Note Presentment. The Debtor waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, the holder need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the holder be a true and correct copy of this Note in all material respects.

11.       Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that the electronic signature of a party to this Note or any of the Loan Documents shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Note, and that any electronically signed document (including this Note) shall be deemed (i) to be “written” or “in writing,” and (ii) to have been “signed” or “duly executed”.

12.       TIME IS OF ESSENSE. Time is of the essence of each and every provision of this Note.

13.       Conditions Precedent. As a condition to the effectiveness of this Note, the Creditor shall have received the following:

(a)        this Note, duly executed by the Debtor;

SECURED PROMISSORY NOTE

(b)       the Guaranty and Stock Pledge Agreement, duly executed by the Pledgor;

(c)        the Warrant, duly executed by the Debtor;

(d)       copies of the borrowing resolutions rendered by the board of directors of the Company, and, if applicable, by the stockholders of the Company, pursuant to which such governing bodies approved the execution of the Note and the Warrant; and

(e)        reimbursement of all Creditor’s expenses incurred through the date of this Note pursuant to Section 9 hereof.

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SECURED PROMISSORY NOTE

IN WITNESS WHEREOF, the Debtor has caused this Note to be duly executed and delivered as of the date first above written.

The Debtor:

T STAMP INC.

By:	/s/Andrew Gowasack
Name: Andrew Gowasack
Title: President

SECURED PROMISSORY NOTE